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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of The BISYS Group, Inc., on Forms S-8 (File Nos. 33-91666, 33-91676, 333-02966, 333-39229, 333-39601, 333-40584, 333-43347, 333-43349, 333-43351,
333-65185 and 333-81683) and in the Registration Statements of The BISYS Group, Inc. on Form S-3 (File Nos. 333-56860 and 333-62154) of our report dated July 30, 2001 on our audits of the consolidated financial statements of The BISYS Group, Inc. and subsidiaries as of June 30, 2001 and 2000, and for each of the three years in the period ended June 30, 2001, which report is incorporated by reference in this Annual Report.

/S/ PricewaterhouseCoopers LLP

New York, New York
September 28, 2001

This schedule contains summary financial information extracted from the Consolidated Financial Statements of The BISYS Group, Inc. and Subsidiaries for the year ended June 30, 2001 and is qualified in its entirety by reference to such financial statements.